Exhibit 99.(J)(2)

411 East Wisconsin Avenue	Attorneys at Law in
Suite 2400	Chicago
Milwaukee, Wisconsin 53202-4428	Denver
414-277-5000	Indianapolis
Fax 414-271-3552	Madison
www.quarles.com	Milwaukee
Minneapolis
Naples
Phoenix
San Diego
St. Louis
Tampa
Tucson
Washington, D.C.

March 27, 2026

Thompson IM Funds, Inc.

1255 Fourier Drive, Suite 200

Madison, Wisconsin 53717

Ladies and Gentlemen:

We hereby consent to the incorporation of our opinion regarding the legality of the shares of Thompson IM Funds, Inc. (f/k/a Thompson Plumb Funds, Inc.) into the Post-Effective Amendment to Thompson IM Funds’ Registration Statement to which this consent letter is attached as an Exhibit.  Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 28 to Thompson IM Funds’ Registration Statement on Form N-1A (1933 Act Registration No. 33-6418), which was filed with the Securities and Exchange Commission on March 27, 2009. We hereby consent to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP